Borden Ladner Gervais LLP Bay Adelaide Centre, East Tower 22 Adelaide Street West Toronto ON M5H 4E3 Canada T 416-367-6000 F 416-367-6749 blg.com

July 12, 2019

The Flowr Corporation

461 King Street W.

Floor 2

Toronto, Ontario

M5V 1K4

Re:	The Flowr Corporation Registration Statement on Form F-10/A

Dear Sirs/Mesdames:

We hereby consent to the reference to our firm's name on the face page of the amended and restated short form base PREP prospectus (the "Prospectus") filed as part of the registration statement on Form F-10/A relating to the offering of up to C$125,000,000 of securities of The Flowr Corporation filed with the United States Securities and Exchange Commission, and any amendments thereto, and the references to our firm name same the headings "Documents Filed as Part of the Registration Statement", "Eligibility for Investment", "Certain Canadian Federal Income Tax Considerations", "Legal Matters" and "Interest of Experts" in the Prospectus. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

Borden Ladner Gervais LLP